DISTRIBUTOR Name:                       B SQUARE CORPORATION
MS Agreement Number:                    *
Effective Date:                         OCTOBER 1, 2004
Expiration Date:                        SEPTEMBER 30, 2005
Distributor's MS ID Number:             0000051459
Territory:                              *

MICROSOFT OEM DISTRIBUTION AGREEMENT FOR SOFTWARE PRODUCTS FOR EMBEDDED SYSTEMS

This MICROSOFT OEM DISTRIBUTION AGREEMENT FOR SOFTWARE PRODUCTS FOR EMBEDDED SYSTEMS ("Agreement") is entered into between Microsoft Licensing, GP A general partnership organized under the laws of: State of Nevada, U.S.A ("MS") and the company identified below ("DISTRIBUTOR") as of the Effective Date.

This Agreement consists of the following:

-  this Signature Page

-  Address Schedule

-  General Terms and Conditions

-  Performance Rebate Program Schedule

-  Use of MOO and ECE Schedule

By signing below, DISTRIBUTOR represents and warrants that the information DISTRIBUTOR provides below and on each of the attached forms is accurate, and that DISTRIBUTOR has read and understood, and will act in accordance with, all of the terms set forth in the attached documents.

MICROSOFT LICENSING. GP                    B SQUARE CORPORATION

A general partnership organized under the  A company organized under the laws
laws of: State of Nevada, U.S.A            of: WASHINGTON, USA

BY: ________________________________       BY: /s/ Brian T. Crowley
      (signature)                              --------------------------------
                                               (signature)

Name: _______________________________      Name: Brian T. Crowley
      (printed)                                  (Printed)

Title: ______________________________      Title: President & CEO
      (printed)                                   (Printed)

Date: _______________________________       Date: 9-3-04

                                  CONFIDENTIAL

07/12/04 59528v.2
Microsoft OEM Distribution Agreement for Software Products for Embedded Systems

                                                                     Form 2.8.42
                                          Document Tracking Number: *

*  Confidential Treatment Requested

                               ADDRESSES SCHEDULE
                      SHIPPING, BILLING, REBATES, SUPPORT

DISTRIBUTOR "SHIP TO" ADDRESS              DISTRIBUTOR BILLING ADDRESS

*                                          *
B SQUARE CORPORATION                       *
110 110th Ave. N.E.                        B SQUARE CORPORATION
Suite 200                                  110 110th Avenue NE
BELLEVUE, WA 98004                         Suite 500
UNITED STATES                              Bellevue, WA 98004
                                           UNITED STATES

Telephone: *                               Telephone: *
Fax: *                                     Fax: *
E-mail: *                                  E-mail: *

DISTRIBUTOR "MS EMBEDDED ADMINISTRATOR     DISTRIBUTOR TECHNICAL SUPPORT NUMBER
CONTACT" ADDRESS

*                                          425-519-5900
*
B SQUARE CORPORATION
110 110th Ave. N.E.
Suite 200
Bellevue, WA 98004
UNITED STATES

Telephone: *
Fax: *
E-mail: *

                                    PAYMENT

SEND PAYMENTS VIA WIRE TRANSFER ONLY TO:

Microsoft Licensing, GP
*
*
*
*
*
*
*

DISTRIBUTOR SHALL INCLUDE APPLICABLE MS INVOICE NUMBER(S) ON ALL PAYMENTS

Or to such other address or account as MS may specify from time to time.

                                       2

                                  CONFIDENTIAL

Microsoft OEM Distribution Agreement for Software Products for Embedded Systems, # * dated October 1, 2004 between MS and B SQUARE CORPORATION


*  Confidential Treatment Requested

DISTRIBUTOR "MOO AND ECE ADMINISTRATOR"

DISTRIBUTOR designates as its ECE and MOO Customer Administrator(s) the following individual(s).

                    ECE AND MOO CUSTOMER ADMINISTRATOR NAME:

*                                          *
*                                          B SQUARE CORPORATION
B SQUARE CORPORATION                       10525 Vista Sorrento Parkway
110 110th Ave. N.E.                        Suite 100
Suite 200                                  San Diego, CA 92121
Bellevue, WA 98004                         UNITED STATES
UNITED STATES
                                           Telephone: *
Telephone: *                               Fax: *
Fax: *                                     E-mail: *
E-mail: *

                                     NOTICES

Any written notices related to this Agreement must be addressed to the contact and locations outlined below, or such other contact or addresses as either party may hereafter specify in writing.

DISTRIBUTOR INFORMATION                    MS INFORMATION

*                                          Microsoft Licensing, GP
*                                          6100 Neil Road
B SQUARE CORPORATION                       Reno. NV 89511-1132
110 110th Ave. N.E.                        U.S.A.
Suite 500                                  Attention: OEM Contracts
BELLEVUE, WA 98004                         Phone Number: *
UNITED STATES                              Fax Number: *

Telephone: *
Fax: *
E-mail: *

With a copy to:                            Copies of all DISTRIBUTOR NOTICES
                                           shall be sent to:

                                           Microsoft Corporation
                                           One Microsoft Way
                                           Redmond, Washington U.S.A. 98052
                                           Attention: Law and Corporate Affairs
                                           Re: Microsoft Licensing, GP - OEM
                                           Device Solutions Sales

                                           With an additional copy to:

                                           Microsoft Corporation
                                           One Microsoft Way
                                           Redmond, Washington USA 98052
                                           Attention: Vice President - OEM
                                           Device Solution Sales

                                        3

                                  CONFIDENTIAL

Microsoft OEM Distribution Agreement for Software Products for Embedded Systems, # * dated October 1, 2004 between MS and B SQUARE CORPORATION


*  Confidential Treatment Requested

                          GENERAL TERMS AND CONDITIONS

1. DEFINITIONS

(a)"Additional Licensing Provisions for MS Distributor" means licensing terms and conditions for the Licensed Product as set forth by MS in the Royalty Rate List.

(b) "Additional Licensing Provisions for OEM Customer" means licensing terms and conditions for the Licensed Product as set forth by MS on the "Additional Provisions for Licensing" label affixed to the Licensed Product package. Courtesy copies of the Additional Licensing Provisions for OEM Customer may be available on the ECE; however, in case of conflicting or inconsistent terms between the Additional Licensing Provisions for OEM Customer set forth on the Licensed Product packaging and courtesy text on the ECE, the former shall control.

(c) "Additional Rights Agreement" means a supplemental agreement that describes such additional OEM Customer rights as MS may identify from time to time (for example, use of Third Party Installers).

(d) "Associated Product Materials" or "APM" means COAs, documentation, external media containing software and/or other tangible materials related to the Licensed Product, which MS may designate from time to time as redistributable components of a Licensed Product. DISTRIBUTOR shall acquire APM from an AR.

(e) "Authorized Replicator" or "AR" means an MS-authorized supplier of Licensed Product. A listing of ARs may be posted at the ECE, and such listing may be updated by MS from time to time. MS will make commercially reasonable efforts to provide prior notice to DISTRIBUTOR of the termination of an AR's authorization to supply Licensed Products.

(f) "Certificate of Authenticity" or "COA" means a non-removable sticker designated by MS which is specific to the Licensed Product.

(g) "Embedded Application" means industry or task-specific software programs and/or functionally, not generally available to consumers, that (i) provide the primary functionality of the Embedded System, (ii) are designed to meet the functionality requirements of the specific industry into which the Embedded System is being marketed, and (iii) offer significant functionality in addition to the Licensed Product software.

(h) "Embedded System" means an OEM Customer's computer system or computing device which (i) is based on the Licensed Product(s), (ii) utilizes not more than two(2) central processor units, (iii) is designed for use with an Embedded Application, (iv) is not marketed as general purpose personal computing device, and (v) is not useable as a commercially viable substitute for a general purpose computing device such as a personal computer or multi-function server.

(i) "Image" means the Licensed Product binaries and the OEM Customer's binaries (including, without limitation, an Embedded Application) which are installed on the Embedded System.

(j) "Licensed Product" means the Microsoft product(s) identified as licensed on the Royalty Rate List and in the form as available to DISTRIBUTOR from an AR and/or a MS affiliate for redistribution to OEM Customers. A Licensed Product may include APM, software, tools, utilities and related documentation and/or other items identified by MS as components of the Licensed Product.

(k) "Media Packaging Guidelines" means the instruction posted on the ECE that describe how an OEM Customer shall package and label certain media containing the Licensed Product. DISTRIBUTOR shall refer each OEM Customer to the Media Packaging Guidelines. MS reserves the right to modify the Media Packaging Guidelines with sixty(60) days notice.

(l) "Microsoft Embedded Distributor Licensing and Operations Guide" means the guide provided by MS in connection with the Agreement and published on the ECE. The Microsoft Embedded Distributor Licensing and Operations Guide contains general licensing, operational and product ordering information.

(m) "MS Embedded Communication Extranet" or "ECE" means the web site located at
* (or such successor URL as MS may designate from time to time). DISTRIBUTOR's user name and initial password for the ECE will be sent to the ECE and MOO Administrator email address provided by DISTRIBUTOR in the Notices section of the Addresses Schedule.

(n) "MS OEM Online" or "MOO" means the Internet site located at * (or such successor URL as MS may designate from time to time) accessed and used by DISTRIBUTOR in connection with certain aspects of its performance under this Agreement.

(o) "MSCORP" means Microsoft Corporation, a general partner or the direct or indirect parent of MS, as applicable.

(p) "OEM Customer" means an original equipment manufacturer of one or more Embedded Systems which (i) has signed a current OEM Customer Agreement provided by DISTRIBUTOR or for which DISTRIBUTOR has received verification of current OEM Customer status from MS, and (ii) is located within the Territory.

(q) "OEM Customer Agreement" means the pre-printed, serialized OEM Customer License Agreement for Embedded Systems as made available by MS from time to time. For additional information on the OEM Customer Agreement, DISTRIBUTOR should contact its Microsoft account manager.

(r) "Royalty Rate List" means the list of Licensed Products corresponding royalty rates, Additional Licensing Provisions for MS Distributor and other information that MS provides as part of the Royalty Rate List.

(s) "Recovery Image" means a copy of the Image as originally installed on the Embedded System which may be used to reinstall such Image. OEM Customer may distribute additional software together with the Recovery Image, provided that
(i) such additional software is necessary for the installation or operation of the Recovery Image, and (ii) OEM Customer owns or maintains effective licenses for such additional software.

(t) "Sales-Out and Royalty Reporting Guidelines" means the format and instructions for electronic submission to MS of sales-out information as reasonably requested by MS (for example, end user country code or postal code) and the number of units of Licensed Product distributed by DISTRIBUTOR posted on ECE. MS reserves the right to modify such guidelines with sixty (60) days notice.

(u) "Supplies" means MSCORP and other licensors or suppliers of Licensed Product or portions thereof.

(v) "Supplemental Code" means additional or replacement code of any portion of a Licensed Product as MS may provide to DISTRIBUTOR from time to time. Any additional license rights or limitations related to the Supplemental Code will be described in the Additional Licensing Provisions for MS Distributor provided in the Royalty Rate List or in a Supplemental Code letter from MS.

                                        4

                                  CONFIDENTIAL

Microsoft OEM Distribution Agreement for Software Products for Embedded Systems, # * dated October 1, 2004 between MS and B SQUARE CORPORATION


*  Confidential Treatment Requested

(w) "Territory" means the specific country(s) or region(s) of the world set forth on the Signature Page into or within which DISTRIBUTOR may distribute the Licensed Product.

(x) "Third Party Installer" means a third party entity approved by MS in writing to perform certain activities for OEM Customers(s).

(y) "Update Image" means an Image that consists of an updated version of the Licensed Product binaries (or the previously distributed version thereof) and an undated version of the OEM Customer's binaries (or the previously distributed version thereof).

2.    LICENSE GRANT AND LIMITATIONS.

(a) Subject to all terms and conditions of this Agreement, MS grants to DISTRIBUTOR a non-exclusive, limited license to distribute Licensed
Product(s) into or within the Territory only to OEM Customers, and Third
Party Installers (solely upon OEM Customer's request and after DISTRIBUTOR's receipt and review of a copy of MS' letter to such OEM Customer approving the applicable Third Party Installer), and other entities that MS may authorize in writing to DISTRIBUTOR, provided that DISTRIBUTOR shall:

      (i) order and acquire from an AR only Licensed Products listed on the then current Royalty Rate List;

      (ii) if MS has removed a Licensed Product from the then current Royalty Rate List, only continue to distribute the Licensed Product until the earlier of:

            (A) DISTRIBUTOR's inventory of the Licensed Product is exhausted;

            (B) a final shipment date set or advised by MS; or

            (C) cancellation or expiration of this Agreement (including any extensions or successor agreements);

      (iii) distribute the Licensed Product in the unopened form/packaging as received from the AR and/or MS;

      (iv) not modify or delete the contents or packaging of the Licensed
Product;

      (v) track the COA serial numbers distributed to OEM Customers and Third Party Installers, and submit such information to MS upon request;

      (vi) maintain a level of security sufficient to prevent loss or unauthorized distribution of Licensed Product (including COAs and other APM). In the event DISTRIBUTOR fails to account for distribution of Licensed Product delivered to DISTRIBUTOR, DISTRIBUTOR shall pay MS for such missing Licensed Product in accordance with the terms set forth in Section 4(k) below, less undistributed Licensed Product which can be shown to the resonable satisfaction of MS to have been destroyed by DISTRIBUTOR or lost to fire, flood or equivalent; and

      (vii) order and acquire from an AR on behalf of OEM Customers, and deliver to such OEM Customer, Recovery Images and Update Images that are based on Licensed Products listed on the then current Royalty Rate List.

(b) DISTRIBUTOR shall not provide to OEM Customer any document, information or contractual provisions that contradict, conflict with or purport to supersede the terms and conditions of the OEM Customer Agreement, any Additional Rights Agreement or the Additional Licensing Provisions for OEM Customer.

(c) DISTRIBUTOR shall comply with the Additional Licensing Provisions for MS Distributor set forth in the Royalty Rate List.

(d) DISTRIBUTOR shall perform the following steps for each potential OEM Customer as a function of its role in the licensing process. DISTRIBUTOR shall:

      (i) ensure that it uses the most current forms of the OEM Customer Agreement and any Additional Rights Agreement(s) made available by MS to provide additional rights to the OEM Customer;

      (ii) advise each potential OEM Customer that only an authorized signatory of the prospective OEM Customer may execute the OEM Customer Agreement, or any Additional Rights Agreement;

      (iii) provide the OEM Customer a courtesy copy of the Additional Licensing Provisions for OEM Customer for the Licensed Product when the OEM Customer first acquires such Licensed Product;

      (iv) provide the location of the OEM Customer ECE to an OEM Customer;

      (v) verify that (A) the information provided by the potential OEM Customer is complete and correct, (B) no changes or alterations have been made to the OEM Customer Agreement or any Additional Rights Agreement, and (C) each such agreement has been properly completed and executed by the potential OEM Customer;

      (vi) comply with the instructions regarding Additional Rights Agreement(s) on the ECE if the OEM Customer requests Additional Rights Agreement(s) from DISTRIBUTOR;

      (vii) provide Recovery Images and Update Images to OEM Customers as received from an AR and in accordance with the Media Packaging Guidelines;

      (viii) provide Supplemental Code and any related Additional Licensing Provisions for OEM Customer only in the manner set forth in the then current Royalty Rate List and/or a Supplemental Code letter from MS;

      (ix) at the end of each business week, express mail to MS both OEM Customer-signed originals of the OEM Customer Agreements and any Additional Rights returned to DISTRIBUTOR, provided that each such OEM Customer is located in the Territory;

      (x) upon notice from MS that an OEM Customer Agreement executed by a potential OEM Customer is unacceptable, immediately discontinue distribution of Licensed Product(s) to such potential OEM Customer and make reasonably commercial efforts to retrieve any Licensed Products(s) previously distributed to the potential OEM Customer;

      (xi) notify MS within ten (10) days of any change regarding the OEM Customer's information.

(e) MS agrees that between the time DISTRIBUTOR obtains the OEM Customer's signature on the OEM Customer Agreement and such date as MS countersigns (i) DISTRIBUTOR may ship Licensed Product(s) to the OEM Customer and (ii) as between MS and DISTRIBUTOR, the OEM Customer Agreement shall be deemed countersigned by MS.

(f) DISTRIBUTOR shall instruct each OEM Customer that the OEM Customer may only distribute Licensed Product(s)(including APM):

      (i) with the OEM Customer's Embedded Systems;

      (ii) which OEM Customer obtained directly from an MS-authorized distributor; and

      (iii) in accordance with the OEM Customer Agreement.

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                                  CONFIDENTIAL

Microsoft OEM Distribution Agreement for Software Products for Embedded Systems, # * dated October 1, 2004 between MS and B SQUARE CORPORATION


*  Confidential Treatment Requested

(g) DISTRIBUTOR shall not remove or obscure any copyright, trademark or patent notices that appear on the Licensed Product as delivered to DISTRIBUTOR.

(h) DISTRIBUTOR shall not use any name or trademark confusingly similar to or undertake any other action that will interfere with or diminish MS or MSCORP right, title or interest in, any Licensed Product trademark(s) or trade name(s), and will comply with reasonable guidelines provided by MSCORP from time to time for reference to, and use of, such Licensed Product mark(s) or name(s).

(i) (i) DISTRIBUTOR shall not use or display any logo of MS or its Suppliers (including without limitation any stylized representation of the Microsoft name used by MS or MSCORP) in DISTRIBUTOR's materials or packaging unless authorized in a logo license between DISTRIBUTOR and MS or its Suppliers.

    (ii) MSCORP may, from time to time, designate one or more logos for use with the Licensed Product. Use of such logo(s) is optional. This Agreement does not grant DISTRIBUTOR or an OEM Customer the right to use or display MS or MSCORP logo(s); to obtain additional information regarding availability of logo(s) and logo licenses, DISTRIBUTOR should contact its Microsoft account manager.

(j) Upon notice from MS, DISTRIBUTOR shall promptly discontinue distribution of Licensed Product to an OEM Customer. DISTRIBUTOR shall cooperate with MS in investigating instances of distribution of Licensed Product(s) in violation of this Section 2.

(k) DISTRIBUTOR shall not reverse engineer, decompile or disassemble any Licensed Product except as permitted by applicable law which cannot be waived by this subsection 2(k). Solely in connection with the terms and conditions of
Article 6 of the European Community's Directive for the Legal Protection of Computer Programs, OJL 122/42 (17 May 1991), and only with respect to jurisdictions which have adopted the same terms and conditions by legislation implementing the Directive, DISTRIBUTOR acknowledges that information on interoperability of the Licensed Product with other products is readily available.

(l) MS reserves all rights not expressly granted in this Agreement.

(m) DISTRIBUTOR shall make no representation, nor any express or implied warranty to third parties (including, without limitation, to any OEM Customer or end users), on behalf of MS. DISTRIBUTOR shall defend, indemnify and hold MS and its Suppliers harmless against all damages and costs, including reasonable attorneys' fees, that MS and its Suppliers incur in connection with any warranty or representation by DISTRIBUTOR.

(n) This Agreement does not give DISTRIBUTOR title to any Licensed Product, packaging, papers, materials, and/or other property of MS related to a Licensed Product. In particular:

      (i) MS has and will retain title to all Licensed Product (and related papers and materials) from the time that the Licensed Product is acquired by DISTRIBUTOR from ARs until DISTRIBUTOR distributes the Licensed Products in Compliance with the Agreement.

      (ii) As MS owns all Licensed Product(s) in the possession and control of DISTRIBUTOR, MS may take possession of or destroy all Licensed Product inventory (and related papers and materials) when this Agreement expires or is canceled, or after the final shipment date as set forth in Section
2(a)(ii)(B), even if an intervening bankruptcy or insolvency case is filed by or against DISTRIBUTOR or a receiver or trustee is appointed to operate or liquidate DISTRIBUTOR.

      (iii) In no circumstances will any receiver or trustee of DISTRIBUTOR be entitled to sell or distribute any Licensed Product obtained by DISTRIBUTOR pursuant to the Agreement except in strict compliance with the terms of the Agreement, and only with the express written consent of MS.

3. ROYALTY RATE LIST.

(a) At least fifteen (15) days prior to the first day of each month, MS will post on the ECE, or provide to DISTRIBUTOR by electronic notice (email) or written notice, or such other website as MS may designate from time to time the Royalty Rate List for the upcoming month.

(b) MS may modify the Royalty Rate List upon notice to DISTRIBUTOR. Submission of Licensed Product orders to AR(s) or distribution of Licensed Product after the effective date of any modifications to the Royalty Rate List shall constitute DISTRIBUTOR's acceptance of such modifications. New royalty rates will be effective upon such notice or on the date specified on the Royalty Rate List.

(c) The royalty rate(s) and Additional Licensing Provisions for MS Distributor for any Licensed Product removed from the Royalty Rate List shall be as stated on the last Royalty Rate List that included the Licensed Product.

4. REPORTS AND PAYMENTS.

(a) DISTRIBUTOR agrees that it will maintain a tracking system for a period of three(3) years after the expiration or cancellation of this Agreement, which allows for complete tracking of shipments by

      (i) Licensed Product - including quantity, COA sticker serial numbers, shipment dates, and APM. Upon MS request, DISTRIBUTOR will provide a reconciliation that will account for beginning and ending COA, Licensed Product and APM inventory, acquisitions from ARs, distribution to OEM Customers and Third Party Installers, customer returns, and COAs, Licensed Product and APM that cannot be distributed for any reason;

      (ii) OEM Customer - including contact name, address, and telephone number, and OEM Customer Agreement number, DISTRIBUTOR shall take all steps necessary to ensure that DISTRIBUTOR's collection and provision of information as required by the Sales-Out and Royalty Reporting Guidelines is in compliance with all applicable national data protection laws.

(b) DISTRIBUTOR shall ensure that all reports submitted by DISTRIBUTOR to MS under this Agreement are accurate and complete.

(c) Within fifteen (15) days after the end of each calendar month, and fifteen
(15) days after the termination, cancellation or expiration date of this Agreement for the final full or partial month, DISTRIBUTOR shall complete and electronically submit a sales-out and royalty report, in accordance with the then current Sales-Out and Royalty Reporting Guidelines.

(d)(i) For each calendar month, DISTRIBUTOR shall remit payment(s) to MS as specified in the Payment and Reporting section of the Addresses Schedule. Subject to applicable law, a one percent (1%) monthly charge will be assessed on all amounts that are past due.

   (ii) If MS is required by any tax authority to collect value added tax or other transactions tax on royalties, MS will include the tax on its invoice and DISTRIBUTOR must pay the amount in full.

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                                   CONFIDENTIAL

Microsoft OEM Distribution Agreement for Software Products for Embedded Systems, # * dated October 1, 2004 between MS and B SQUARE CORPORATION

*  Confidential Treatment Requested

      (iii) All payments must be in U.S. dollars and amounts owed will not be satisfied by a tender or any recovery pursuant to any judgment which is expressed in or converted by MS to any currency other than the full amount of U.S. dollars payable under this Agreement.

(e) For each unit of Licensed Product distributed by DISTRIBUTOR, DISTRIBUTOR agrees to pay MS the royalty rates set forth in the Royalty Rate List in effect during the month in which Licensed Product is shipped by DISTRIBUTOR. DISTRIBUTOR shall pay royalties within forty-five (45) days after the end of each calendar month in which Licensed Product was shipped, and within forty-five
(45) days after the cancellation or expiration date of this Agreement for the final full or partial month.

(f) After review of DISTRIBUTOR's financial condition, payment history and overall credit worthiness, MS may require any combination of the following payment assurances:

      (i) an initial payment amount equal to the estimated Licensed Product royalties for the first calendar quarter of the Agreement

- DISTRIBUTOR may not recoup such initial payment amount against royalties due to MS or apply it against payments to any AR.

- If DISTRIBUTOR has complied with all material terms of this Agreement when it expires, MS will refund the initial payment amount (net of amounts due MS) within forty-five (45) days of DISTRIBUTOR's final royalty report and payment for Licensed Products distributed during the term of this Agreement; or

(ii) a third party guarantee, performance bond, letter of credit, prepayment of royalties, or other security; or

(iii) periodic updated financial statements; or

(iv) written assurances of due performance.

Until the payment assurances are received and acceptable to MS, MS may suspend DISTRIBUTOR's license rights or require ARs to refuse to fill DISTRIBUTOR's orders.

(g) DISTRIBUTOR's obligations to pay MS royalties and to pay charges from AR are unconditional. If DISTRIBUTOR does not meet MS payment terms, MS may, without limiting its remedies,do any of the following:

      (i) require the AR to hold all pending DISTRIBUTOR orders; or

      (ii) cancel this Agreement; or

      (iii) invoice DISTRIBUTOR for all Licensed Product previously acquired based on reports submitted to MS by the AR(s) and charge DISTRIBUTOR an additional royalty equal to thirty percent (30%) of the highest royalty for such Licensed Product(s).

      - For the first noncompliant payment, DISTRIBUTOR will have an additional five (5) days from MS' notice thereof to correct the problem.

      - After the second noncompliant payment, MS may invoice DISTRIBUTOR monthly based on reports submitted to MS by the AR(s).

If MS chooses any of those options, DISTRIBUTOR shall continue to meet all other terms of this Agreement.

(h) If DISTRIBUTOR discovers an over-reporting error, DISTRIBUTOR shall report the error to MS in writing within two (2) calendar months after the end of the calender month in which the product was shipped to be eligible for an adjustment of the royalty amount owed to MS.

(i) MS may require ARs to refuse or limit orders placed by DISTRIBUTOR which, in MS' sole opinion, are in quantities greater than DISTRIBUTOR will be able to distribute or make timely payment for in compliance with this Agreement.

(j) Royalties are separate from, and in addition to, any charges by the AR for Licensed Products ordered by DISTRIBUTOR. Royalties also exclude any taxes, duties, fees, excises or tariffs imposed on any of DISTRIBUTOR's activities in connection with this Agreement. Such charges, taxes, duties, fees, excises or tariffs, if any, shall be paid by DISTRIBUTOR.

(k) If DISTRIBUTOR distributes any Licensed Product in violation of this Agreement or DISTRIBUTOR is unable to account for missing Licensed Product, then MS, without limiting its remedies, may demand and DISTRIBUTOR agrees to pay MS the full applicable royalty rate for the Licensed Product(s) plus an additional royalty equal to thirty percent (30%) of the highest royalty rate for the Licensed Product(s). In the event the applicable royalty rate has been paid, DISTRIBUTOR shall pay an additional royalty equal to thirty percent (30%)of the royalty rate for the applicable Licensed Product(s). DISTRIBUTOR shall pay such additional royalty within thirty(30) days of receipt of MS' invoice.

(l) If DISTRIBUTOR is required by any non-U.S.A. tax authority to withhold income taxes on payments to MS, then DISTRIBUTOR may deduct such taxes from the amount owed MS and shall pay them to the appropriate tax authority, provided that within sixty (60) days of such payment, DISTRIBUTOR delivers to MS an official receipt for any such taxes withheld or other documents necessary to enable MS to claim a U.S.A. Foreign Tax Credit. If DISTRIBUTOR is located in a jurisdiction that utilizes the Value Added Tax or sales tax numbers ("VAT Number") for tax identification purpose, DISTRIBUTOR's VAT Number shall be provided in the Addresses Schedule. DISTRIBUTOR shall make certain that any taxes withheld are minimized to the extent permitted by applicable law. DISTRIBUTOR agrees to pay MS a one percent (1%) monthly charge on tax amounts in receipts or documents that are not delivered to MS within the sixty (60) days identified above.

(m) If DISTRIBUTOR conducts business in the U.S.A. and qualifies for a state resale tax exempt certificate, then DISTRIBUTOR shall provide MS with a copy of its U.S.A. state resale tax exempt certificate, if applicable, with this Agreement when it is returned for signature by MS.

(n) Upon request by MS, DISTRIBUTOR shall provide MS with DISTRIBUTOR's current audited financial statements.

(o) (i) Pursuant to MS' instructions, DISTRIBUTOR shall enter data into the Embedded Systems tracking tool made available by MS including, status of MSCORP-provided leads, "design-win", and/or "design-in" information as described in the Embedded Systems tracking tool instructions. Prior to submitting such entries, DISTRIBUTOR shall confirm their accuracy. DISTRIBUTOR's failure to adequately pursue MSCORP provided leads may result in a decrease in the number of such leads provided to DISTRIBUTOR.

      (ii) Upon MS request, DISTRIBUTOR shall provide to MS further details on any of the entries made by DISTRIBUTOR in accordance with subsection 4(o)(i) above.

(p) For COAs, Licensed Product(s) and APM damaged irreparably during the ordinary course of DISTRIBUTOR's business, DISTRIBUTOR shall

      (a) maintain a log in the format specified by MS of each damaged or destroyed COA, Licensed Product(s) and APM that includes the date damaged or destroyed, item's name and number, and cause of damage or destruction; and

            (b) return each damaged item to the Supplier from which the item was acquired.

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*  Confidential Treatment Requested

5. MS OEM ONLINE AND MS EMBEDDED COMMUNICATIONS EXTRANET.

DISTRIBUTOR shall comply with the terms and conditions set forth in the Use of MS OEM Online and MS Embedded Communications Extranet Schedule.

6. LICENSED PRODUCT RECALLS, WITHDRAWALS, AND SUSPENSIONS.

(a) DISTRIBUTOR shall immediately stop distributing a Licensed Product if MS or its Suppliers notify DISTRIBUTOR that the Licensed Product is recalled, withdrawn or suspended.

(b) DISTRIBUTOR shall accept returns of Licensed Product from OEM Customers if MS or its Suppliers notify DISTRIBUTOR that the Licensed Product is recalled, withdrawn or suspended.

      (i) DISTRIBUTOR shall accept returned Licensed Product only in unopened packages.

      (ii) DISTRIBUTOR shall, at MS' option, issue a credit to the OEM Customer's account or replace the returned Licensed Product.

      (iii) DISTRIBUTOR shall, at MS' option, ship the returned Licensed Product to an AR or a third party designated by MS. DISTRIBUTOR shall certify to MS that the returned Licensed Product was shipped to an AR or MS' designated third party.

      (iv) If the Licensed Product recall, withdrawal or suspension was caused by reasons outside of DISTRIBUTOR's control, MS will pay for DISTRIBUTOR's reasonable shipping and destruction costs.

      (v) DISTRIBUTOR shall promptly arrange for replacement units of Licensed Product from the AR.

(c) No royalty accrues for Licensed Product DISTRIBUTOR distributes to replace Licensed Product returned due to recalls, withdrawals, suspensions or defects.

(d) If DISTRIBUTOR issues a credit to an OEM Customer for Licensed Product(s) returned because of recalls, withdrawals, suspensions or defects or for Licensed Product returned in an unopened package, DISTRIBUTOR may claim a royalty offset based on the royalty rate originally reported by DISTRIBUTOR for the returned Licensed Product.

7. RETURNS.

(a) DISTRIBUTOR shall accept returns if

      (i) an OEM Customer refuses to accept Additional Licensing Provisions for OEM Customer and returns the unopened Licensed Product package within time specified in Section 7(b) below; or

      (ii) a Licensed Product is incomplete or defective in Licensed Product media and/or Licensed Product materials and OEM Customer returns Licensed Product within the time specified in section 7(b) below:

      (iii) If MS has established an end of life date for a Licensed Product, DISTRIBUTOR may report returns of such Licensed Product up to two (2) calendar months after its end of life date.

(b) DISTRIBUTOR shall align its return policy with the over-reporting error report requirements set forth in Section 4(h).

(c) Except for returns that DISTRIBUTOR is expressly authorized or directed to make by MS, MS will not accept any returns of Licensed Product.

(d) DISTRIBUTOR shall manage any returns in accordance with the then current Microsoft Embedded Distributor Licensing and Operations Guide.

(e) DISTRIBUTOR shall defend, indemnify, and hold MS and its Suppliers harmless from and against all damages, costs and expenses, including reasonable attorneys' fees, incurred due to DISTRIBUTOR's continued distribution of Licensed Product after MS has notified DISTRIBUTOR to stop distributing the Licensed Product.

8. DELIVERY.

Neither MS nor its Suppliers shall have any liability for failure to deliver Licensed Product by any particular date.

9. NO WARRANTIES. LICENSED PRODUCT IS PROVIDED "AS IS" AND WITH ALL FAULTS. THE ENTIRE RISK AS TO SATISFACTORY QUALITY, PERFORMANCE, ACCURACY, AND EFFORT IS WITH OEM CUSTOMER. MS AND ITS SUPPLIERS DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTY ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. MS AND ITS SUPPLIERS ALSO DISCLAIM ANY COMMON-LAW DUTIES RELATING TO ACCURACY OR LACK OF NEGLIGENCE. THERE IS NO WARRANTY AGAINST INTERFERENCE WITH DISTRIBUTOR'S ENJOYMENT OF THE LICENSED PRODUCT OR AGAINST INFRINGEMENT.

10. DAMAGE EXCLUSIONS/LIMITATION OF LIABILITY/EXCLUSIVE REMEDY.

(a) DISTRIBUTOR agrees that total, cumulative liability of MS, Suppliers, and/or their respective officers, employees, and agents (collectively, "MS Representatives") to DISTRIBUTOR, whether in contract, (including any provision of the Agreement), tort, or otherwise, for each Licensed Product, shall not exceed one hundred percent (100%) of the amount paid by DISTRIBUTOR to MS for that Licensed Product during the term of this Agreement. DISTRIBUTOR's exclusive remedy for any breach of the Agreement by MS or by MS Representatives will be the recovery of DISTRIBUTOR's direct damages incurred in reasonable reliance, limited to the foregoing amount.

(b) EXCLUSION OF CERTAIN DAMAGES AND LIMITATION OF TYPES OF LIABILITY. EXCEPT AS PROHIBITED BY LAW, IN NO EVENT WILL MS OR ANY MS REPRESENTATIVES BE LIABLE TO DISTRIBUTOR OR TO ANY THIRD PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, OR ECONOMIC DAMAGES, REGARDLESS OF THE THEORY OF LIABILITY (INCLUDING WITHOUT LIMITATION PRODUCT LIABILITY OR NEGLIGENCE), OR FOR ANY LOST REVENUE, PROFIT, DATA, PRIVACY OR SECURITY, OR FOR ANY PUNITIVE DAMAGES, ARISING OUT OF OR RELATED TO THE USE OF OR INABILITY TO USE LICENSED PRODUCT, EVEN IF MS OR MS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. This exclusion and limitation shall apply even if any remedy fails of its essential purpose.

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*  Confidential Treatment Requested

(c) RELEASE. DISTRIBUTOR releases MS and MS Representatives from all liability in excess of the limitations set forth above.

11. PROHIBITED USES OF LICENSED PRODUCT/CONSPICUOUS NOTICE TO OEM CUSTOMERS.

OEM CUSTOMERS ARE EXPRESSLY PROHIBITED FROM MANUFACTURING OR MARKETING EMBEDDED SYSTEMS THAT ARE DESIGNED TO USE LICENSED PRODUCT IN OPERATION OF NUCLEAR FACILITIES, IN AIRCRAFT NAVIGATION, IN AIRCRAFT COMMUNICATION, IN AIRCRAFT FLIGHT CONTROL, IN AIRCRAFT AIR TRAFFIC CONTROL SYSTEMS, OR IN OTHER DEVICES OR SYSTEMS IN WHICH SERIOUS INJURY OR DEATH TO THE OPERATOR OF THE DEVICE OR SYSTEM, OR TO OTHERS DUE TO A MALFUNCTION (INCLUDING, WITHOUT LIMITATION, SOFTWARE RELATED DELAY OR FAILURE) COULD REASONABLY BE FORESEEN. DISTRIBUTOR SHALL PROVIDE CONSPICUOUS WRITTEN NOTICE TO ALL OEM CUSTOMERS OF THIS LIMITATION ON PROHIBITED USES OF LICENSED PRODUCT.

12. INTELLECTUAL PROPERTY INFRINGEMENT.

(a) MS agrees to defend DISTRIBUTOR in a lawsuit or other judicial action, and pay the amount of any adverse final judgment (or settlement to which MS consents) from such lawsuit or judicial action, for any third party claim(s) that the Licensed Product(s) infringe any copyright or trademark rights enforceable in any Included Jurisdictions (defined in Section 12(e) below) ("Claim"). With regard to any Claim, MS' obligations are subject to the following conditions:

      (i) DISTRIBUTOR must promptly notify MS in writing of the Claim;

      (ii) MS shall have sole control over defense and/or settlement of the Claim; and

      (iii) DISTRIBUTOR shall provide MS with reasonable assistance in the defense of the Claim and shall not take a position adverse to MS.

(b) In the event that MS is required to defend a lawsuit or other judicial action pursuant to Section 12(a) above the such lawsuit or other judicial action includes allegations (other than a Claim) with respect to non-MS products, then DISTRIBUTOR shall retain, at its sole expense, separate counsel to defend against such allegations, and agrees to reimburse MS for any and all attorneys' fees and costs incurred by MS with respect to defending against such allegations. Moreover, MS and its Suppliers shall have no liability for any intellectual property infringement claim (including a Claim) based on DISTRIBUTOR's manufacture, use, sale, offer for sale, importation or other disposition or promotion of the Licensed Product or trademark after MS' notice that DISTRIBUTOR should cease manufacture, use, sale, offer for sale, importation or other disposition or promotion of such Licensed Product or trademark due to such claim . DISTRIBUTOR shall defend, indemnify and hold MS and its Suppliers harmless from and against all damages, costs and expenses, including reasonable attorneys' fees incurred due to DISTRIBUTOR's continued distribution of the allegedly infringing Licensed Product after MS provides such notice.

(c) In addition to the obligations set forth in Section 12(a) above, if MS receives information concerning a Claim, MS may at its expense, but without obligation to do so, undertake such further actions such as:

      (i) procuring for DISTRIBUTOR such copyright or trademark right(s) or license(s) as may be necessary to address the Claim; or

      (ii) replacing or modifying the Licensed Product or trademark to make it non-infringing (in which case DISTRIBUTOR shall immediately cease distribution of the allegedly infringing Licensed Product or use of the allegedly infringing trademark).

(d) With regard to any claim (other than a Claim) that the Licensed Product infringes any third party intellectual property rights, DISTRIBUTOR shall promptly notify MS in writing of such claim. MS shall have no obligation to defend DISTRIBUTOR or pay damages arising out of such claim. Notwithstanding the absence of any such obligation(s), MS reserves the option, in its sole discretion and at its expense, to assume at any time defense of any such claim. In the event that MS assumes defense of any such claim.

      (i) MS shall notify DISTRIBUTOR in writing of that election;

      (ii) MS shall have sole control over defense and/or settlement of the claim;

      (iii) DISTRIBUTOR shall provide MS with reasonable assistance in the defense of the claim and shall not take a position adverse to MS;

      (iv) MS shall thereafter defend DISTRIBUTOR against that claim; and

      (v) MS shall pay any adverse final judgment (or settlement to which MS consents) resulting from such claim (or in the case of a claim based on an allegation of patent infringement, MS shall pay up to an amount not to exceed a reasonable royalty based on the per copy price paid by DISTRIBUTOR for copies of the Licensed Products subject to the claim).

(e) Neither MS nor its Suppliers shall have any obligation to DISTRIBUTOR for any Claims that arise outside the geographical boundaries of the Included Jurisdiction. "Included Jurisdictions" means Australia, Canada, the European Union, Japan, Norway, Switzerland and the United States.

13. LICENSED PRODUCT SUPPORT.

(a) This Agreement does not include technical support by MS to DISTRIBUTOR, OEM Customers or end users.

(b) DISTRIBUTOR shall provide commercially reasonable support for the Licensed Products to OEM Customers and shall advise OEM Customers accordingly.

(c) For the term of this Agreement, either (i) DISTRIBUTOR shall have and maintain a valid technical support services contract for the Licensed Product(s) with MSCORP through Microsoft Services for Embedded Partners or with a third party for an equivalent level of such services, or (ii) MS verifies that DISTRIBUTOR itself provides an equivalent level of such services. If the DISTRIBUTOR chooses to acquire support through MSCORP, DISTRIBUTOR acknowledges that MSCORP may charge applicable support fees under such contract.

(d) DISTRIBUTOR shall provide MS with ninety (90) days prior written notice of any substantive change in DISTRIBUTOR's support policy for the Licensed Product.

14. ASSIGNMENT.

(a) This Agreement shall not be assigned or sublicensed by DISTRIBUTOR in whole or in part (by contract, merger, operation of law, or otherwise). Any assignment or sublicense in violation of this provision shall be void and of no effect.

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*  Confidential Treatment Requested

(b) This Agreement, and any related agreement(s) to which MS is a party or by which MS is benefited, including all rights and obligations there under, may be assigned by MS to a MS affiliate, provided that such assignment does not constitute an unreasonable and material impairment of the ability of DISTRIBUTOR to obtain the performance to which it is entitled under the assigned Agreement. MS shall provide DISTRIBUTOR with notice of such assignment, provided, however, that failure to provide notice shall not affect the effectiveness of any such assignment. From and after such assignment, all references to "MS" contained in the Agreement, or any related documents or items shall refer to the assignee identified in the applicable assignment notice to DISTRIBUTOR, and all references to "Suppliers" shall include assignor.

15. TERM.

(a) This Agreement runs from the Effective Date through the Expiration Date specified on the Signature Page of this Agreement. MS may extend the term of this Agreement upon written or electronic notice to DISTRIBUTOR. DISTRIBUTOR's acquisition or distribution of Licensed Product during an extension signifies DISTRIBUTOR's agreement to the term of the extension. Both parties agree to be bound by the terms of any extension notification, if accepted by DISTRIBUTOR.

(b) This Agreement will automatically extend for thirty (30) days for the limited purpose of allowing DISTRIBUTOR to distribute inventory of Licensed Product ("Limited Purpose Extension") if:

      (i) MS has not canceled this Agreement,

      (ii) MS has not suspended DISTRIBUTOR's distribution rights, and

      (iii) DISTRIBUTOR and MS do not enter into a successor agreement to this Agreement.

During the Limited Purpose Extension, DISTRIBUTOR may distribute Licensed Product, but DISTRIBUTOR may not acquire Licensed Product from an AR. DISTRIBUTOR must comply with all payment and reporting requirements of the Agreement for Licensed Product distributed during the Limited Purpose Extension.

(c) (i) This Agreement does not create any express or implied obligation to renew or extend the Agreement or to continue the parties' relationship on the same terms. Regardless of the number of renewals, this Agreement will always be a fixed term agreement and not an indefinite term agreement.

16. NONCOMPLIANCE AND CANCELLATION.

(a) (i) MS may suspend any rights granted to DISTRIBUTOR under this Agreement, and/or require ARs to refuse to fulfill or to limit orders placed by DISTRIBUTOR, and/or cancel this Agreement in its entirety or as to any individual Licensed Product(s), in MS' sole discretion. Without limiting the foregoing, MS may cancel this Agreement if DISTRIBUTOR submits "zero dollar" royalty reports for at least three calendar months.

    (ii) DISTRIBUTOR hereby waives any right it may have under applicable law or regulation to require MS to seek the approval, order, decision or judgment of any court or government agency before MS may suspend or cancel this Agreement or any rights granted to DISTRIBUTOR under this Agreement.

(b) (i) If, subject to applicable law, DISTRIBUTOR becomes insolvent, enters bankruptcy, reorganization, composition or other similar proceedings under applicable laws, whether voluntary or involuntary, or admits in writing its inability to pay its debts, or makes or attempts to make an assignment for the benefit or creditors, any cancellation shall be effective upon notice to DISTRIBUTOR or as soon thereafter as is permitted by applicable law;

    (ii) To the extent allowed by the applicable law, DISTRIBUTOR's license rights herein shall be suspended as of the date DISTRIBUTOR becomes insolvent, enters reorganization, composition or other similar proceedings under applicable laws, whether voluntary or involuntary, or admits in writing its inability to pay its debts, or makes or attempts to make an assignment for the benefit of creditors.

(c) Upon cancellation or expiration of this Agreement, all DISTRIBUTOR's license rights shall immediately ease and DISTRIBUTOR shall

      (i) immediately cease distribution of all Licensed Product,

      (ii) immediately stop using all MS and its Suppliers names, trade names, trademarks, and logos; and

      (iii) within ten (10) business days from expiration or cancellation of the Agreement or (B) the end of the Limited Purpose Extension, return to (A) to an AR in accordance with the Microsoft Embedded Distributor Licensing and Operations Guide all Licensed Product(s), COAs and APM in inventory and property of MS or its Suppliers that DISTRIBUTOR possesses, and (B) to MS at the notices address indicated in the Addresses Schedule, all OEM Customer Agreement and Additional Rights Agreement forms. MS, its Suppliers and ARs are not required to refund, credit, or adjust amounts paid for the Licensed Product(s) returned to MS.

Each party must assist the other to terminate this Agreement in an orderly manner.

(d) When this Agreement terminates or if MS suspends DISTRIBUTOR's distribution rights, MS may take any actions that may be advisable to prevent unauthorized distribution of Licensed Product(s) then in inventory and to ensure timely return or destruction of such Licensed Product(s).

(e) DISTRIBUTOR expressly agrees that, except as otherwise set forth in this Agreement, the cancellation or expiration of this Agreement in accordance with its terms shall not cause MS or any of its Suppliers to pay any indemnification, severance or termination payment or benefit to DISTRIBUTOR, or any of DISTRIBUTOR's suppliers. If MS or any of its Suppliers is required by law, court order or otherwise to pay to DISTRIBUTOR or any of its subsidiaries or affiliates, or a third party, any compensation, severance pay or benefit other than as set forth in this Agreement ("Benefits"), DISTRIBUTOR shall indemnify MS and/or the relevant Supplier from the payment as well as from any reasonable costs and expenses (including, but not limited to, attorneys' fees and expenses) incurred by them in connection with their involvement in any judicial or administrative proceeding in connection thereto in any foreign jurisdiction (the Benefits, together with any costs and expenses indemnifiable by DISTRIBUTOR pursuant to this paragraph referred to collectively as the ("Indemnifiable Payments"). DISTRIBUTOR irrevocably authorizes MS

      (i) to set off against the payment of the obligations of MS under this Agreement, the amount of any and all Indemnifiable Payments, and

      (ii) to hold, pending final determination of the amount of the Indemnifiable Payments, the payment of the obligations of MS under this Agreement as security for the payment of all Indemnifiable Payments by DISTRIBUTOR to MS, if MS, in its sole discretion, determines that there are reasonable grounds

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Systems, # * dated October 1, 2004 between MS and B SQUARE
CORPORATION

*  Confidential Treatment Requested
    to believe that MS is or shall be required to pay any Indemnifiable
Payments.

(f) The remedies available to MS under this Agreement for DISTRIBUTOR's breach are not exclusive. In addition to such remedies, MS may exercise any and all legal, equitable or other remedies available to it.

(g) Section 2(m), 9, 10, 12, 16(c-f), 17, 18, 19, 20, 21(b) and 22 of this
Agreement shall survive cancellation or expiration of this Agreement.

17. NONDISCLOSURE.

(a) DISTRIBUTOR shall keep confidential:

      (i) the terms of this Agreement, including, without limitation, the Royalty Rate List(s),

      (ii) information on the ECE and MS OEM Online, information concerning current and potential OEM Customers, MS and its Suppliers royalty rate information, the terms of agreements concerning MS and its Suppliers products, license negotiations, any information relating to released or unreleased MS and its Suppliers software products, the marketing or promotion of any MS and its Suppliers product, and MS and its Suppliers business policies or practices that MS or its Suppliers disclosed to DISTRIBUTOR and is non-public information, and

      (iii) any other information that, in the circumstances surrounding the disclosure or in the nature of the information, ought in good faith to be treated as confidential.

(b) DISTRIBUTER may disclose the terms of the Agreement in confidence to its immediate legal and financial consultants as required in the ordinary course of DISTRIBUTOR'S business.

18. AUDITS.

(a) During the term of the Agreement and for three (3) years thereafter, and within fourteen (14) days of MS' written request, DISTRIBUTOR shall make available at a single, readily accessible location all records (including complete financial statements) relating to the distribution, other disposition and inventory level of each copy of each Licensed Product.

(b) To verify compliance with the terms of the Agreement, MS may cause an audit or inspection to be performed by its designated independent and internationally recognized certified public accountants or chartered accountants during regular business hours at DISTRIBUTOR's premises upon not less than fourteen (14) days written notice. DISTRIBUTOR agrees to provide such MS-designated audit or inspection team with access to all DISTRIBUTOR relevant records and premises, provided that:

      (i) such access shall be limited to those areas related to the storage of Licensed Products and to those records DISTRIBUTOR is obligated to provide under this Section 18; and

      (ii) MS designated auditors may be escorted by DISTRIBUTOR personnel when on DISTRIBUTOR premises, and shall not unreasonably interfere with DISTRIBUTOR's normal course of business.

(c) If the audit reveals discrepancies exceeding the lesser of twenty five thousand dollars (US$25,000) or two percent (2%) of royalties paid to MS by DISTRIBUTOR during the term of the Agreement, or an intentional breach of any DISTRIBUTOR obligation (individually referred to as a "Material Discrepancy"), DISTRIBUTOR shall pay MS, in addition to any unpaid amounts due, the costs of the audit. In the event of a Material Discrepancy, DISTRIBUTOR shall pay MS, in addition to unpaid amounts due, the costs of the audit, plus an additional royalty of twenty-five percent (25%) of the applicable product royalty for each underreported copy of Licensed Product.

(d) Provided that a Material Discrepancy is not disclosed in an immediately preceding audit, audits under this Section 18 shall not be performed more frequently than on an annual basis. Upon written request of DISTRIBUTOR, and only after the conclusion of an audit, MS shall provide DISTRIBUTOR with a summary of the findings and conclusions of such audit.

19. NOTICES.

(a) MS, through an authorized MS representative, may give DISTRIBUTOR notices, authorizations and requests

      (i) by posting them to the ECE,

      (ii) by electronic mail (email) at the email address listed in the Addresses Schedule,

      (iii) by facsimile transmission at the fax number listed in the Addresses Schedule or

      (iv) in writing at the address(es) indicated in Addresses Schedule.

(b) DISTRIBUTOR may give MS notices, authorizations and requests

      (i) by facsimile transmission on company letterhead by an authorized representative of DISTRIBUTOR at the fax number listed in the Addresses Schedule or

      (ii) in writing on company letterhead by an authorized representative of DISTRIBUTOR at the address(es) indicated in the Addresses Schedule.

(c) Communications are deemed given:

      (i) if by posting by MS on the ECE, on the first day of the calendar month following posting of such communication;

      (ii) if by facsimile transmission or email, on the day the facsimile or email was transmitted; or

      (iii) if in writing, on the day (A) deposited in the U.S.A. mails, postage prepaid, certified or registered, return receipt requested, provided DISTRIBUTOR's address for notices is located in the U.S.A.; or (B) sent by air express courier, charges prepaid.

(d) DISTRIBUTOR shall keep all information required in the Addresses Schedule complete and current. Within ten (10) days of any change of any individual, address or other information required in the Addresses Schedule, DISTRIBUTOR shall notify MS of such change as set forth in Section 19(b).

(e) DISTRIBUTOR must check the ECE for updated information at least twice each month, on or after 12:01 a.m. Pacific Time zone, U.S.A., on the 15th (fifteenth) and on the last calendar day of each month.

(f) Information posted on the ECE may change without additional notice until the effective date of such information. MS may correct errors in information posted on the ECE or update posted documents after the beginning of a month by sending notice to DISTRIBUTOR.

20. CHOICE OF LAW; JURISDICTION AND VENUE; ATTORNEYS' FEES.

(a) This Agreement, and all related matters shall be governed by and interpreted under the laws of the State of Washington, without

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*  Confidential Treatment Requested
regard to its conflict of law rules. Venue over all disputes arising under this Agreement and all related matters shall be exclusively in the federal courts within the State of Washington or the federal courts within the State of New York, or in the event there is no federal subject matter jurisdiction, exclusively in the state courts of the State of Washington. Each party irrevocably consents to the exercise of personal jurisdiction by any of those courts and acknowledges and agrees that the court will apply Washington law. Notwithstanding the foregoing, MS may pursue injunctive relief against DISTRIBUTOR in any forum in order to protect intellectual property rights. Process may be served on either party as authorized by applicable law or court rule. In the event injunctive relief is pursued in a forum other than those specified herein, MS shall provide prior notice thereof to DISTRIBUTOR; provided, however, that no notice shall be required if MS has reasonably determined that the provision of prior notice will prevent it from reasonably protecting its intellectual property. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

(b) If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the primarily prevailing party shall be entitled to recover its reasonable attorneys's fees, costs and other expenses.

21. GOVERNMENT REGULATIONS.

(a) DISTRIBUTOR acknowledges that Licensed Product is subject to U.S. and European Union export jurisdiction. DISTRIBUTOR agrees to comply with all applicable international and national laws that apply to these Licensed Products, including the U.S. Export Administration Regulations, as well as end-user, end-use, and destination restrictions issued by U.S. and other governments. For additional information, see *

(b) All Licensed Product provided to the U.S. Government pursuant to solicitations issued on or after December 1, 1995 is provided with the commercial license rights and restrictions described elsewhere herein. All Licensed Product provided to the U.S. Government pursuant to solicitations issued prior to December 1, 1995 is provided with "Restricted Rights" as provided in FAR, 48 CFR 52.227-14 (JUNE 1987) or DFAR, 48 CFR 252.227-7013 (OCT
1988), as applicable. The reseller is responsible for ensuring Licensed Product is marked with the "Restricted Rights Notice" or "Restricted Rights Legend," as required. All rights not expressly granted are reserved.

22. GENERAL

(a) This Agreement does not constitute an offer by MS and it shall not be effective until signed by both DISTRIBUTOR and MS. Upon execution by both DISTRIBUTOR and MS, this Agreement, together with its schedules, shall constitute the entire agreement between them and merges all prior and contemporaneous communications. Except as otherwise expressly provided herein, this Agreement shall not be modified except by a written agreement signed on behalf of DISTRIBUTOR and MS by their respective duly authorized representatives. Any statement appearing as a restrictive endorsement on a check or other document which purports to modify a right, obligation or liability of either party shall be of no force and effect.

(b) The parties confirm and agree that neither the existence nor the terms of this Agreement or any previous versions of either shall be construed as (i) creating a partnership, joint venture or agency relationship or as granting a franchise, or (ii) altering or otherwise affecting the surviving rights or obligations of either party under such previous version(s) (if any).

(c) If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the remaining provisions and license for remaining Licensed Product(s), as applicable, which shall remain in full force and effect, provided that the allocation of risks described herein is given effect to the fullest extent possible.

(d) No waiver of any breach of any provision of the Agreement or shall constitute a waiver of any prior, concurrent or subsequent, breach and no waiver shall be effective unless made in a writing signed by an authorized representative of the waiving party.

(e) As used in this Agreement, "writing" or "written" means a non-electronic record or a facsimile, and (ii) "days" means calendar days unless provided otherwise in the applicable provision. The headings and titles of the provisions of this Agreement are intended for convenience only and shall not affect the construction or interpretation of any provision.

(f) If as a result of fire, casualty, an act occasioned exclusively by forces of nature, riot, terrorist act, war, labor dispute, material changes in applicable law or regulation, or decree of any court (each individually referred to as a "Force Majeure Event"), either of the parties shall be unable to perform its obligations under the Agreement, provided the party subject to the Force Majeure Event provides notice thereof to the other party within a commercially reasonable amount of time, such inability shall not constitute a breach of the Agreement, and such obligations shall be performed as soon as the cause of the inability ceases or is removed. In no event shall the damage to, or destruction or disappearance of, COAs on account of a Force Majeure Event relieve DISTRIBUTOR of its payment obligations in connection therewith.

23. TERMINATION OF PRIOR AGREEMENT RIGHTS.

If DISTRIBUTOR is currently licensed to distribute the Licensed Product under a valid agreement with MS ("Prior Agreement"), then as of the Effective Date of this Agreement:

(a) DISTRIBUTOR's license to order and distribute the Licensed Product under the Prior Agreement shall cease; and

(b) DISTRIBUTOR shall report and pay for the Licensed Product under the terms and conditions of this Agreement.

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# * dated October 1, 2004 between MS and B SQUARE CORPORATION


*  Confidential Treatment Requested

                       PERFORMANCE REBATE PROGRAM SCHEDULE

MS may offer a performance rebate program ("Rebate Program") to encourage its distributors to promote and expand sales of Licensed Product(s). To accomplish this objective, MS may periodically offer DISTRIBUTOR the opportunity to earn rebates by successfully achieving certain objectives described below.

1. ADDITIONAL DEFINITIONS

(a) "Eligible Licensed Products" means those Licensed Products designated by MS in the RPA for a Period.

(b) "Period" means a calendar quarter, or such other duration as MS may provide in the RPA.

(c) "RPA" means a Rebate Program Attachment applicable to a Period as may be revised from time to time by MS. A sample RPA is attached to this Schedule.

All other terms shall have the meanings set forth in the Agreement.

2. OBJECTIVES

(a) In one or more Periods, MS may offer DISTRIBUTOR the opportunity to earn rebate amounts by successfully achieving certain objectives ("Objectives") described in this Schedule. MS is not obligated to offer a rebate in any Period during the term of the Agreement.

(b) MS may select Objectives like the ones listed below. Objectives will be for one (1) Period and will be determined based upon MS business considerations and communicated via an RPA.

      -     Licensed Product sales support

      -     Field Application Engineer/System Engineer support

      - Provision of additional sales-out data (e.g., optional fields, previous periods)

      -     Increase in the unit sales of Eligible Licensed Product(s)

      -     Training and certification activities

3. REBATE AMOUNT

      MS will designate in the applicable RPA a rebate amount ("Rebate Amount") for applicable Objectives selected for a Period in which a rebate is offered.

4. COMMUNICATION OF OBJECTIVES AND REBATE AMOUNTS

      Objectives and Rebate Amounts for a Period, if any, will be communicated by MS via e-mail or the ECE by the first business day of the first calendar month of the applicable Period. Objectives and Rebate Amounts shall be communicated in an RPA as attached to this Schedule, which may be revised from time to time by MS. An RPA will be communicated only for Periods in which a rebate is offered.

5. QUALIFICATION FOR REBATE AMOUNT

(a) Subject to the eligibility requirements described below, MS shall pay the Rebate Amount to DISTRIBUTOR for successful achievement of the Objectives for the applicable Period. Rebate attainment shall be based on information from DISTRIBUTOR's monthly royalty report and/or sales-out reports or other proof of compliance as specified by MS. MS shall make the final binding determination whether DISTRIBUTOR has satisfactorily accomplished the Objectives for the applicable Period after receipt of all compliant reporting. MS shall give notice to DISTRIBUTOR of the Rebate Amount earned in the applicable Period, if any, not later than seventy-five (75) days after the end of the Period.

(b) DISTRIBUTOR shall be eligible to receive the Rebate Amounts only if (i) DISTRIBUTOR is in strict compliance with the Agreement during the applicable Period (ii) DISTRIBUTOR has an Agreement in effect for the entire Period, and (iii) DISTRIBUTOR meets the rebate pre-requisites, if any, set forth in the applicable RPA.

(c) Reporting compliance is based on either the Sales-Out and Royalty Reporting Guidelines and template in the Sales Out and Royalty Reporting Guidelines and/or other guidelines as specified by MS.

      All criteria must be met each reporting Period for reporting to be considered compliant. If all reports meet all current compliance requirements as defined above, DISTRIBUTOR will receive payment of the Rebate Amount earned. If DISTRIBUTOR has complied during a portion of the reporting Period, a payment ratio may be applied to the Rebate Amount as described in the RPA. However, if DISTRIBUTOR is partially compliant in any given month, that month will be treated as non-compliant.

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Microsoft OEM Distribution Agreement for Software Products for Embedded Systems,
# * dated October 1, 2004 between MS and B SQUARE CORPORATION

6. PAYMENT OF REBATE AMOUNT(S)

(a) The Rebate Amount(s) earned by DISTRIBUTOR shall be awarded at MS' option as (i) credits that may be used to offset then-current or future royalties which accrue pursuant to the Agreement (or a successor agreement to the Agreement) or (ii) in the form of a check sent to DISTRIBUTOR in care of the MS Embedded Administrator Contact name and address indicated on the Addresses Schedule to the Agreement. Such amounts shall be awarded not later than seventy-five (75) days after the end of the Period in which the Rebate Amount was earned. If the Agreement is terminated or expires after completion of a full Period in which a rebate was offered, and no successor agreement is entered into between DISTRIBUTOR and MS, then MS shall refund to DISTRIBUTOR the Rebate Amount earned, less deductions for any outstanding amounts or obligations due to MS under the Agreement.

(b) DISTRIBUTOR shall be solely responsible for payment of taxes, duties, fees, excises or tariffs imposed on any discounts, credits or payments made by MS to DISTRIBUTOR pursuant to this Rebate Program, provided however, MS may withhold and pay to tax authorities such amounts as may be required under applicable state or federal law on discounts, credits or payments made by MS to DISTRIBUTOR.

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Microsoft OEM Distribution Agreement for Software Products for Embedded Systems,
# * dated October 1, 2004 between MS and B SQUARE CORPORATION

*  Confidential Treatment Requested

                                    [SAMPLE]

             ATTACHMENT TO THE PERFORMANCE REBATE PROGRAM SCHEDULE

        FOR (FILL IN NUMBER BY CALENDAR YEAR AND QUARTER: E.G. 2003 Q1)

                           PERFORMANCE REBATE PROGRAM

DISTRIBUTOR:
AGREEMENT NUMBER: *
PERIOD:

This letter is the Rebate Program Attachment under the Microsoft OEM Distribution Agreement for Software Products for Embedded Systems (the "Agreement") between your company and MS for the period listed above. MS will pay Rebate Amounts based on the percentages below per the Performance Rebate Program Schedule for DISTRIBUTOR's attainment of the following Objective(s) as set forth below. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

In order to be eligible for the full amount of the rebate for the following Objective(s), DISTRIBUTOR shall provide compliant reporting of required sales-out data (as identified in the Sales-Out and Royalty Reporting
Guidelines) for the Period (i.e., on-time, accurate, and in accordance with the Sales-Out and Royalty Reporting Guidelines). In addition, DISTRIBUTOR shall have maintained current payment status for invoices due during the Period. If DISTRIBUTOR is determined non-compliant as to its reporting and/or payment obligations during the Period, but DISTRIBUTOR has complied with a portion of its reporting and/or payment obligations during the Period, a ratio will be applied to the overall rebate amount available upon attainment of the following Objective(s). For example, if DISTRIBUTOR has complied with its reporting obligations for two (2) months and its payment obligations for three (3) months during the Period, DISTRIBUTOR will receive 5/6 (83%) of the entire rebate amount for attaining the following Objective(s) that would have been earned if DISTRIBUTOR had been fully compliant.

OBJECTIVE 1: DISTRIBUTOR meets or exceeds the combined toolkit unit sales goal as determined by MS for all versions of the following Licensed Products:
Platform Builder Toolkits, Platform Builder with Visual Studio.NET, Target Designer Toolkits, and Target Designer with Visual Studio.NET. Unit sales will be measured through Sales-Out Reporting from shipments starting_________________ through and ending _____________.

                            Products                                                    Goal              Rebate if achieved
---------------------------------------------------------------------               -----------           ------------------
Platform Builder Toolkits, Platform Builder with Visual Studio.NET,                 > = (X) units                 1.0%
Target Designer Toolkits, Target Designer with Visual Studio.NET
                                (all versions)

Platform Builder Toolkits, Platform Builder with Visual Studio.NET,                 < = (X) units                 0.0%
Target Designer Toolkits, Target Designer with Visual Studio.NET
                                (all versions)

OBJECTIVE 2: During the Period, hold seminars for OEM Customers designed to provide technical education regarding, and/or create demand for, Licensed Products.

      Rebate Amount: up to ___ of the total amount of royalties paid by DISTRIBUTOR to MS for (i) runtimes and toolkits collectively, "Embedded Licensed Products" distributed under the Agreement during the Period.

Number of Qualifying Awareness Seminars Held by DISTRIBUTOR                            Rebate if achieved
-----------------------------------------------------------                            ------------------
-----------------------------------------------------------                            ------------------
-----------------------------------------------------------                            ------------------

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                                  CONFIDENTIAL

Microsoft OEM Distribution Agreement for Software Products for Embedded Systems, # * dated October 1, 2004 between MS and B SQUARE CORPORATION

*  Confidential Treatment Requested

                           USE OF MS OEM ONLINE AND MS
                        EMBEDDED COMMUNICATIONS EXTRANET
                                    SCHEDULE

MOO and the ECE are sometimes each referred to herein as a "Site" or collectively as the "Sites," With respect to this Agreement and DISTRIBUTOR's use of Site, DISTRIBUTOR agrees to the following terms and conditions, and shall cause its DISTRIBUTOR Administrator(s) and Users to use the Sites in compliance with this Schedule and the terms of use or other conditions or instructions posted on the Sites:

(a) As used in this Schedule, the term "User" means an officer, employee, consultant or other person or agent of DISTRIBUTOR who has, or who creates the appearance of having, been duly authorized by DISTRIBUTOR to use the applicable Site on behalf of DISTRIBUTOR. The term "DISTRIBUTOR Administrator(s)" means the User(s) designated by DISTRIBUTOR in the Address Schedule of this Agreement until such time as MS has received not less than forty-eight (48) hours notice from DISTRIBUTOR through the * or * email aliases for MOO and the ECE respectively that DISTRIBUTOR has made a change to any authority previously established by DISTRIBUTOR in connection with such designation.

(b) DISTRIBUTOR Administrator(s) shall be solely responsible for establising, maintaining and terminating all access and authorities for Users, including (without limitation) creating or arranging for all passwords, private encryption keys or other identifiers utilized connection with a Site security or DISTRIBUTOR security (collectively, "DISTRIBUTOR Password Information"), and shall keep all DISTRIBUTOR Password Information secure from unauthorized access. On behalf of DISTRIBUTOR, DISTRIBUTOR Administrator(s) shall, and shall cause and instruct Users to: (i) protect DISTRIBUTOR Password Information as confidential information and not disclose any part of it to any person or entity outside of DISTRIBUTOR or to any person inside of DISTRIBUTOR without a need to know; (ii) save their respective DISTRIBUTOR Password Information in an appropriate, secure manner and place that will prevent unauthorized use; and
(iii) only take actions at a Site that the DISTRIBUTOR Administrator or User, respectively, is authorized by DISTRIBUTOR to take. MS may provide guidelines from time to time in connection with DISTRIBUTOR's use of ECE. DISTRIBUTOR shall designate at least one (1) but no more than two (2) Administrator(s).

(c) MS reserves the right to suspend or terminate authorities, or to suspend or block access to all or any part of a Site or information, upon electronic notice (indicating the reason for such action) to the DISTRIBUTOR Administrator(s) email address; provided, however, that no notice shall be required if MS has determined that there is possible harm or threat of harm to MS, a Site or others. If prior notice is not provided, MS shall provide DISTRIBUTOR with subsequent notice within a reasonable time unless the provision thereof might continue a possible harm or threat of harm, or impede or compromise any investigation into the same.

(d) DISTRIBUTOR agrees that neither MS nor any of its agents shall have any liability for any failure to provide a level of security greater than that generally afforded by the use of (i) client side digital certificates at *-bit cipher strength for user workstation authenticaton in connection with MOO, or
(ii) Windows Integrated Security and SSL *-bit encryption in connection with the ECE. DISTRIBUTOR and its Users shall not cause any harm to a Site.

(e) DISTRIBUTOR EXPRESSLY ACKNOWLEDGES AND AGREES THAT:

         (i) EACH SITE IS PROVIDED AS IS, AND THAT THE WARRANTY DISCLAIMERS, DAMAGE EXCLUSIONS AND LIMITATIONS OF REMEDIES IN THIS AGREEMENT ALL APPLY TO EACH SITE AND TO THEIR INFORMATION, FUNCTIONALITY, SERVICES AND AVAILABILITY OR LACK THEREOF; AND

         (ii) DISTRIBUTOR WILL NOT RELY ON OR TREAT ANY SITE INFORMATION AS AN EXPRESS WARRANTY.

(f) MS reserves the right to change or discontinue all or any portion of the MOO Site at any time. Users may make a copy of MOO information to document DISTRIBUTOR transactions and/or contracts or to retain information MS is required to provide. MS agrees to retain not less than two (2) years of DISTRIBUTOR MOO online transactional record availability through the standard MOO user interface and not less than two (2) years of retrievable offline MOO transaction record archival (e.g., electronic media) following expiration of online avalability. Except for the foregoing records, MS has no duty to retain or make available Site information or records for DISTRIBUTOR'S later access.

It is understood that DISTRIBUTOR will not be required to use the MOO Site if
(1) MS suspends or blocks access or otherwise disables all or any part of the MOO Site or any Tool; or (2) the MOO Site or any Tool are not accessible or are not functioning correctly, and such problems are not resolved by MS within seventy-two (72) hours of DISTRIBUTOR providing notice to MS describing such problem. In the event of the foregoing, MS will provide DISTRIBUTOR with a reasonable alternative means for reporting transactions, and DISTRIBUTOR shall be deemed in compliance with the Agreement (and will not be penalized for delays in reporting) so long as DISTRIBUTOR complies with the alternative reporting structure in a prompt manner. (g) The Sites are not open to the public and their respective functionality and all information on them shall be treated as confidential information under Section 17 of this Agreement.

(h) (i) DISTRIBUTOR agrees to access and use MOO for all transactions and purposes contemplated by MOO until the date that is the earliest of the date that: (A) MS ceases to provide MOO to similarly situated embedded distributors, or (B) the date DISTRIBUTOR has satisfied all of its rights and obligations under all License Agreements.

    (ii) Subject to applicable law, all action taken by the DISTRIBUTOR Administrator(s) or any other User at or in relation to a Site shall be attributed to and legally bind DISTRIBUTOR if (A) DISTRIBUTOR Administrator(s) or any other User(s) has supplied on the applicable Site or otherwise in relation to a Site session, DISTRIBUTOR Password Information; or (B) DISTRIBUTOR or Users have failed to keep DISTRIBUTOR Password Information secure and the failure caused or contributed to creation of an appearance that actions taken in connection with the applicable Site were being taken by, or on behalf of, DISTRIBUTOR; or (C) DISTRIBUTOR has otherwise approved, allowed or accepted benefit or use of the applicable Site by a person purporting to be its agent.

                                       16

                                  CONFIDENTIAL

Microsoft OEM Distribution Agreement for Software Products for Embedded Systems, # * dated October 1, 2004 between MS and B SQUARE CORPORATION


*  Confidential Treatment Requested

Notwithstanding the foregoing, if DISTRIBUTOR Password information is used to cause harm or damage to DISTRIBUTOR or MS by a person who obtained it by means that could not have been precluded by DISTRIBUTOR after complying with Section
(b) of this Schedule, then acts taken with DISTRIBUTOR Password Information so obtained will not be attributed to DISTRIBUTOR because of this Section (h)(ii) of this Schedule, but may be attributed to MS, DISTRIBUTOR or others under principles of equity or law pertinent to the act in question.

(i) Privacy and Data Protection.

      (i) For the purposes of this section, "Personal Information" means any information provided by MS or collected or processed for MS by DISTRIBUTOR in connection with this Agreement (i) that identifies or can be used to identify, contact, or locate the person to whom such information pertains, or (ii) from which identification or contact information of an individual person can be derived. Personal Information includes, but is not limited to: name, address, phone number, fax number, email address, social security number or other government-issued identifier, and credit card information. Additionally, to the extent any other information (such as, but not necessarily limited to, a personal profile, unique identifier, biometric information, and/or IP address) is associated or combined with Personal Information, then such information also will be considered Personal Information.

      (ii) Any Personal Information collected, processed or accessed by DISTRIBUTOR in the performance of services in accordance with this Agreement shall be limited to that which is strictly necessary to perform such services or to fulfill any legal requirements.

      (iii) DISTRIBUTOR shall use such Personal Information only as necessary to perform the services in accordance with this Agreement and not for any other purpose whatsoever, DISTRIBUTOR shall maintain such Personal Information in strict confidence in accordance with the provisions of Section 17 hereof. DISTRIBUTOR will not share any Personal Information that is collected, processed or accessed by DISTRIBUTOR with any third parties for any reason except as otherwise authorized by MS in writing. If DISTRIBUTOR is served with a court order compelling disclosure of any Personal Information or with notice of proceedings for such an order, DISTRIBUTOR will oppose the order, will notify MS of such order or notice, and will provide MS the opportunity to intervene before DISTRIBUTOR files any response to the order or notice.

      (iv) DISTRIBUTOR will take reasonable steps to protect any Personal Information in DISTRIBUTOR's possession from unauthorized use, access, disclosure, alteration or destruction. Security measures shall include access controls, encryption or other means, where appropriate. DISTRIBUTOR must immediately notify MS of any known security breach that may result in the unauthorized use, access, disclosure, alteration or destruction of Personal Information. DISTRIBUTOR agrees to conduct an audit on at least an annual basis to evaluate the security of Personal Information in DISTRIBUTOR's possession and to verify that the terms of this Agreement with respect to Personal Information are being followed. The results of such audit shall be made available to MS on request.

      (v)Upon request from MS, DISTRIBUTOR shall provide MS with any or all Personal Information in DISTRIBUTOR's possession. Upon termination or expiration of this Agreement, or upon expiration of the Limited Purpose Extension, DISTRIBUTOR shall within ten (10) days thereafter, at MS's sole discretion either (i) provide MS with all documents and materials (including any and all copies) containing Personal Information, together with all other materials and property of MS, which are in its possession or under its control or (ii) destroy all such specified documents and materials (including any and all copies in any and all formats) and provide MS with a certificate of destruction signed by an officer of DISTRIBUTOR.

                                       17

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Microsoft OEM Distribution Agreement for Software Products for Embedded Systems,
# * dated October 1, 2004 between MS and B SQUARE CORPORATION

*  Confidential Treatment Requested